UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 25, 2024
SoFi Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39606 (Commission File Number)	98-1547291 (I.R.S. Employer Identification No.)

234 1st Street San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)
(855) 456-7634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SOFI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
As previously disclosed, on March 4, 2024, SoFi Technologies, Inc. (the “Company” or “SoFi”) entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”), with a limited number of holders of its 0% Convertible Senior Notes due 2026 (the “2026 notes”), to exchange $600 million in aggregate principal amount of 2026 notes for shares of the Company’s common stock based on the daily volume-weighted average price per share of common stock over a specified period. On March 25, 2024 and March 26, 2024, the Company settled the transactions contemplated by the Exchange Agreements and issued an aggregate of 72,621,879 shares of common stock pursuant thereto.
In addition, as previously disclosed, on March 8, 2024, the Company issued 1.25% convertible senior notes due 2029 (the “notes”) and entered into privately negotiated capped call transactions (the “Capped Call Transactions”). Following the issuance of the notes and entry into the Capped Call Transactions, the transactions contemplated by the Exchange Agreements (the “exchanges”), if completed as of the end of the fourth quarter of 2023, would have increased the total risk-based capital ratio of the Company by more than 200 basis points from 15.3% to more than 17.3% on a pro forma basis. In addition, the exchanges are expected to (1) be accretive to GAAP net income for the first quarter of 2024 and to have a negligible impact on GAAP earnings per share, and (2) be accretive to total tangible book value and tangible book value per share by 8% to 10%, including the impact of the cost of the Capped Call Transactions. Furthermore, in connection with the issuance of the notes, the Company expects to save between $40 to $60 million in annual interest expense and dividend payments by using the proceeds of the notes issuance to pay down higher cost instruments including outstanding shares of Series 1 Redeemable Preferred Stock which has a 12.5% annual cost, set to rise in May 2024.
The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any of the information contained in this Item 7.01.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This Current Report on Form 8-K includes forward-looking statements, including statements regarding the effects of the Capped Call Transactions and the effects of entering into the Exchange Agreements and completing the transactions contemplated thereby as described above. Forward-looking statements represent SoFi’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements, and there can be no assurance that future developments affecting SoFi will be those that it has anticipated. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of the common stock and risks relating to SoFi’s business, including those described in periodic reports that SoFi files from time to time with the Securities and Exchange Commission (the “SEC”).
For additional information on these and other factors that could affect SoFi’s actual results, see the risk factors set forth in SoFi’s filings with the SEC, including the most recent Annual Report on Form 10-K filed with the SEC on February 27, 2024. The forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K, and SoFi does not undertake to update the statements included in this Current Report on Form 8-K for subsequent developments, except as may be required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoFi Technologies, Inc.

Date: March 26, 2024	By:	/s/ Christopher Lapointe
	Name:	Christopher Lapointe
	Title:	Chief Financial Officer